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                             THIRD AMENDMENT OF LEASE,
                         ASSIGNMENT AND ASSUMPTION OF LEASE
                                    AND CONSENT

     THIS THIRD AMENDMENT OF LEASE, ASSIGNMENT AND ASSUMPTION OF LEASE AND CONSENT ("Agreement") is made effective as of the 1st day of January, 1996 ("Effective Date"), by and among Rushmore Plaza Partners Limited Partnership, a South Dakota limited partnership ("Landlord"), Select Comfort Corporation, a Minnesota corporation ("Assignor"), and Select Comfort Direct Corporation, a Minnesota corporation ("Assignee").

                                     RECITALS:

     A. Opus Corporation, a Minnesota corporation ("Opus"), as Landlord's predecessor in title, and Assignor, as tenant, made and entered into that certain Net Lease Agreement dated December 3, 1993 (the "Original Lease"), with respect to certain property and improvements located thereon in the City of Plymouth, Hennepin County, Minnesota, more particularly described therein.

     B. By that certain Amendment of Lease dated August 10, 1994, by and between Opus and Assignor (the "First Amendment"), and that certain Second Amendment of Lease dated May 10, 1995, by and between Landlord and Assignor (the "Second Amendment"), the parties amended the Original Lease. By that certain letter agreement dated October 5, 1995, (the "Letter Agreement"), the parties confirmed certain terms and conditions of the Original Lease, as then amended. The Original Lease, as amended by the First Amendment and the Second Amendment, and as confirmed by the Letter Agreement, is hereinafter referred to as the "Lease".

     C. Assignor desires to assign its interest in the Lease to Assignee, and Assignee desires to assume the obligations of Assignor under the Lease as more particularly set forth below.

     D. Landlord is willing to consent to such assignment and assumption provided Assignor confirms its continuing obligations under the Lease, and any extension thereof and any amendment thereto, by so acknowledging herein.

     E. The parties desire to enter into this Agreement to amend the Lease to reflect the foregoing and to make certain other amendments to the Lease as more particularly set forth below.

     NOW, THEREFORE, it is agreed by and among Landlord, Assignor and Assignee, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, as follows:

     1. ASSIGNMENT AND ASSUMPTION. Assignor hereby grants, conveys, transfers and assigns to Assignee all of Assignor's rights, title and interest in, to and under the Lease from and after the Effective Date. Assignee hereby accepts the foregoing assignment and agrees to assume, pay, perform and discharge all of the agreements and obligations of Assignor arising under the Lease, including any and all obligations which have accrued prior to the Effective Date. From and after the Effective Date, Assignee shall be deemed the Tenant under the Lease as defined in the Lease. The foregoing assignment shall not operate to release Assignor from liability for any obligations of Assignor under the Lease now or hereafter arising, and Assignor shall remain liable for each and every one of such obligations. Landlord hereby consents to the

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foregoing assignment of the Lease from Assignor to Assignee, and waives, for the purposes of this Agreement and the foregoing assignment only, Assignor's full compliance with the terms of Article XV of the Original Lease.

     2. CONFIRMATION OF ASSIGNOR'S CONTINUING LIABILITY. In confirmation of Assignor's continuing liability for each and every obligation of Tenant under the Lease, as hereby further amended, Assignor hereby absolutely and unconditionally guarantees to Landlord, its successors and assigns, the prompt and full payment of all rent and all other payments to be made by Tenant under the Lease, and the full performance and observance by Tenant of all of the other terms, covenants, conditions and agreements therein provided to be performed and observed by Tenant, for which the Assignor shall be jointly and severally liable with Tenant. Assignor agrees that in the event of a default by Tenant under the Lease beyond the applicable notice and cure period, if any, Landlord may proceed against Assignor before, after and simultaneously with proceeding against Tenant. Assignor's agreement hereunder shall not be terminated, affected or impaired in any manner by reason of: (a) the assertion by Landlord against Tenant of any of the rights or remedies reserved to Landlord pursuant to the provisions of the Lease; (b) the commencement of summary or other proceedings against Tenant; (c) the failure of Landlord to enforce any of its rights against Tenant; or (d) the granting by Landlord of any extensions of time to Tenant. Assignor's agreement hereunder shall be absolute and unconditional and shall be in full force and effect with respect to any extension, renewal, amendment, addition, assignment, sublease, transfer or other modification of the Lease, whether or not Assignor shall have knowledge or have been notified of or agreed or consented thereto. If Landlord at any time is compelled to take action, by legal proceedings or otherwise, to enforce or compel compliance with the terms hereof, Assignor shall, in addition to any other rights or remedies to which Landlord may be entitled hereunder or as a matter of law or in equity, pay to Landlord all costs, including reasonable attorneys' fees, incurred or expended by Landlord in connection therewith. In the event the Lease is disaffirmed by a Trustee in Bankruptcy for Tenant, Assignor agrees that it shall, at the election of Landlord, either assume the Lease and perform all of the covenants, terms and conditions of Tenant thereunder or enter into a new lease, which new lease shall be in form and substance identical to the Lease, except that the renewal options set forth in Section 1.2 of the Lease shall be available to Assignor. All duties and obligations of Assignor hereunder shall be binding upon the successors and assigns of Assignor. Assignor agrees that, to the extent that the Tenant makes a payment or payments to the Landlord or the Landlord receives any proceeds of collateral, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or otherwise is required to be repaid to the Tenant, its estate, trustee, receiver or any other party, including, without limitation, under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the obligations of Tenant or part thereof which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred.

     3. EXTENSION OPTION. The final grammatical paragraph of Section 1.2 of the Lease is hereby deleted, and the following is hereby inserted in place thereof:

     The options in this Section 1.2 are personal to Select Comfort Direct Corporation, and an option for a Renewal Term, whether or not exercised, shall be of no effect if Select Comfort Direct Corporation assigns this lease.

     4. SECURITY DEPOSIT. Section 3.6 of the Lease (as amended by Section 5 of the Second Amendment) is hereby deleted, and the following is hereby inserted in place thereof:

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     Section 3.6   Security Deposit.  Select Comfort Corporation has paid a
     security deposit in the amount of $257,833.00 (the "Security
     Deposit"). The Security Deposit shall be held by Landlord as security for the performance by Tenant of Tenant's covenants and obligations under this Lease. Such deposit shall not be considered an advance payment of Base Rent or Additional Rent or a measure of Landlord's damages in case of default by Tenant. If the shareholders' equity as shown on Select Comfort Corporation's consolidated balance sheet as of the end of any fiscal quarter of the company ending prior to May 31, 1999, exceeds $25,000,000.00, the amount of the Security Deposit shall be reduced to $150,000.00. If the shareholders' equity as shown on Select Comfort Corporation's consolidated balance sheet as of the end of any fiscal quarter of the company ending after May 31, 1999, exceeds $25,000,000.00, the amount of the Security Deposit shall be reduced to $100,000.00. Landlord shall refund the appropriate amount to Select Comfort Corporation promptly upon being furnished evidence reasonably satisfactory to Landlord that the shareholders' equity as shown on Select Comfort Corporation's consolidated balance sheet is in excess of $25,000.000.00. Upon the occurrence of any Event of Default by Tenant, Landlord may, from time to time, without prejudice to any other remedy, use the Security Deposit to the extent necessary to make good any arrearages of Base Rent, Additional Rent and any other damage, injury , expense or liability caused to Landlord by such Event of Default. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount or to such reduced amount as may then be applicable as provided above. Provided there exists no Event of Default hereunder, any remaining balance of the Security Deposit shall be returned by Landlord to Tenant upon expiration or earlier termination of this Lease. If Landlord transfers its interest in the Demised Premises during the term of this Lease, Landlord shall assign the Security Deposit to the transferee and thereafter shall have no further liability for the return of the Security Deposit. Landlord shall pay interest on the Security Deposit at the rate of six percent per annum, payable semi-annually on July 1 and January 1 of each year during the term, except that, if there is an uncured Event of Default hereunder, interest shall be added to the Security Deposit.

     5. NOTICES. Section 20.4 of the Lease is amended to provide that notices to the Tenant shall be sent to the following address:

     Select Comfort Direct Corporation
     6105 Trenton Lane North
     Plymouth, MN  55442
     ATTN:  Daniel J. McAthie


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     With a copy to:

     Mark A. Kimball, Esq.
     Oppenheimer Wolff & Donnelly
     3400 Plaza VII
     45 South Seventh Street
     Minneapolis, MN  55402

     6.   MISCELLANEOUS.

     a. The provisions of this Agreement shall be binding on, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

     b. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

     c. The effective date of this Agreement shall be the Effective Date as defined above.

     7. CONFIRMATION. Except as amended by this Agreement, the Lease is hereby ratified and confirmed, and the provisions thereof shall remain in full force and effect.

     IN AGREEMENT, the parties hereto have executed this Agreement as of the Effective Date.


 LANDLORD:                     RUSHMORE PLAZA PARTNERS
                               LIMITED PARTNERSHIP,
                               a South Dakota limited partnership

                               By:  CHURCHILL RUSHMORE PLAZA
                                    CIVIC CENTER, INC.
                               Its: General Partner

                               By:  /s/
                                   ----------------------------------
                               Its: Vice President
                                   ----------------------------------

 ASSIGNOR:                     SELECT COMFORT CORPORATION,
                               a Minnesota corporation

                               By: /s/
                                   ----------------------------------
                               Its: Vice President, Tax and Insurance
                                   ----------------------------------


 ASSIGNEE:                     SELECT COMFORT DIRECT
                               CORPORATION, a Minnesota corporation

                               By: /s/
                                   ----------------------------------
                               Its: Vice President
                                   ----------------------------------